As filed with the Securities and Exchange Commission on December 14, 2001

                                                    Registration  No. 333-60706
                                                                    -----------



                     U.S.  SECURITIES  AND  EXCHANGE  COMMISSION
                             Washington,  D.C.  20549

                               AMENDMENT NO. 1 TO
                                    FORM  S-3
             REGISTRATION  STATEMENT  UNDER  THE  SECURITIES  ACT  OF  1933

                          GO  ONLINE  NETWORKS  CORPORATION
            (Exact  name  of  registrant  as  specified  in  their  charter)

                                   Delaware
  (State  or  other jurisdiction of incorporation or organization of registrant)

                                   33-0873993
                     (I.R.S.  employer  identification  number)

                                 5681  Beach  Boulevard
                                     Suite  101/100
                           Buena  Park,  California  90621
                                     (714)  736-9888
               (Address,  including  zip  code,  and  telephone  number,
        including  area  code,  of  registrants'  principal  executive  office)

                                  Joseph  M.  Naughton
                                 5681  Beach  Boulevard
                                    Suite  101/100
                            Buena  Park,  California  90621
                                    (714)736-9888
 (Name,  address, including zip code, and telephone number, including area code, of  agent  for  service)

                                 With  copies  to:

                             M.  Richard  Cutler,  Esq.
                                 Cutler  Law  Group
                         610  Newport  Center  Drive,  Suite  800
                           Newport  Beach,  California  92660
                                 (949)  719-1977
                              (949)  719-1988  (fax)

                       Approximate  date  of  commencement  of
                 proposed  sale  to  the  public:  From  time  to  time
                  after  the  effective  date  of  this  Registration
                                   Statement.

If any of the securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If  any  of  the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1993, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X] If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. Registration No. _______.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION  OF  REGISTRATION  FEE





                                                                        Proposed Maximum    Proposed Maximum
                   Title of Each Class of            Amount to be        Aggregate Price        Aggregate        Amount of
                 Securities to be Registered         Registered(1)          Per Share(2)     Offering Price   Registration Fee

Common Stock.issuable upon conversion of........    22,779,044                $  0.0439      $   625,000      $  156.25
  Convertible debenture

- ------------------------------------------------  ==================  =====================  ===============  ================
                                          Totals                                             $   625,000      $  156.25
================================================  ==================  =====================  ===============  ================



(1) This Registration Statement covers shares of the Registrant's Common Stock being registered for resale on behalf of certain Selling Securityholders. This Registration Statement registers securities to be offered pursuant to terms which provide for a change in the amount of securities being offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. Pursuant to Rule 416, this Registration Statement shall be deemed to cover the additional securities to be offered or issued in connection with any such provision.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c). The conversion price for the Convertible Debentures is 80% of the average of the 10 lowest of the last 30 bid prices for the Company's common stock prior to closing on the debentures. The Company is registering 200% of the projected number of securities on the date of closing, but the maximum conversion is $625,000 based on the 80% discount. Furthermore, the selling securityholder is limited to holding no more than 4.99% of our common stock at any given time.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

              Subject to Completion, Dated  December  14,  2001


PROSPECTUS

                         GO ONLINE NETWORKS CORPORATION


                        22,779,044 Shares Common Stock

       This Prospectus covers 22,779,044 shares of the Common Stock, par value $0.01 per share (the "Common Stock") of Go Online Networks Corporation, a Delaware corporation ("Go Online") held or which may be held upon conversion of a convertible debenture by Laurus Master Fund Ltd. (the Selling Securityholder). We will not receive any of the proceeds from the sale of securities by the Selling Securityholder.

     The  common  stock  of Go Online is traded on the over-the-counter bulletin
board  under  the  symbol  "GONT".   The last reported sales price of the common
stock on December 13, 2001 was $.03.

     For a discussion of certain factors that should be considered in connection with an investment in the Company's Common Stock, see "Risk Factors" beginning on page 4.

                            -------------------------

             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
              BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
                 COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
                    OF THIS PROSPECTUS. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.

                            -------------------------

     The Selling Securityholders may from time to time sell all or a portion of the securities offered by this Prospectus in transactions in the over-the-counter market, in negotiated transactions, or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, or at negotiated prices. The Selling Securityholders may effect such transactions by selling such securities directly to purchasers or through dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of the securities for whom they may act as agents.

                               PROSPECTUS SUMMARY

         You should read the following summary together with the more detailed information and the financial statements and notes thereto appearing elsewhere in this Prospectus. This Prospectus contains forward-looking statements. The outcome of the events described in these forward-looking statements is subject to risks and actual results could differ materially.

                         GO ONLINE NETWORKS CORPORATION

     Go Online Networks Corporation ("Go Online" or the "Company") operates in the high technology business. Go Online has a two-tiered revenue model, operating in an internet kiosk division and a computer refurbishment division through its Digital West subsidiary.

                                   OUR OFFICES

     Our offices are located at 5681 Beach Boulevard, Suite 101/100, Buena Park, California 90621. Our telephone number is (714) 736-9888.

                                  THE OFFERING

SECURITIES  OFFERED:

    Shares  Offered  by
    Laurus  Master  Fund,  LP          Up  to  22,779,044 shares of Common Stock
which Laurus Master Fund, Ltd. can obtain by converting a $500,000 principal amount Eight Percent Convertible Debenture into common stock. The Debenture can be converted at the lower of 80% of the average of the ten lowest closing prices for Go Online's common stock fo r the thirty trading days prior to the Closing Date of the Debentures (which was $0.0439 per share) or 80% of the average of the ten lowest closing bid prices for Go Online's common stock for the sixty trading days prior to the Conversion date. Laurus Master Fund, Ltd. was also issued a warrant to purchase 1,000,000 shares of common stock at 110% of the average of the three lowest closing bid prices of the ten closing bid prices of Go Online's common stock prior to closing on May 3, 2001. The warrant exercise price was $0.06196 per share.

RISK FACTORS          The common stock our investors are offering involve a high degree  of  risk.  See  "Risk  Factors"  beginning  on  page  5.

                             ADDITIONAL INFORMATION

     This Prospectus is part of a Registration Statement on Form S-3 (together with all amendments and exhibits (the "Registration Statement") which has been filed by Go Online with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the securities offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, you may read the Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to in this Prospectus are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, you may read the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

    We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance with the Exchange Act we file reports, proxy and information statements and other information with the Commission. Such reports, proxy and information statements and other information, as well as the Registration Statement and Exhibits of which this Prospectus is a part, filed by us may be inspected and copied at the public reference facility of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. You may obtain copies of such material from the Commission by mail at prescribed rates. You should direct your requests to the Commission's Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. The Commission maintains a web site that contains reports, proxies, and information statements regarding registrants that file electronically with the Commission. The address of the web site is http://www.sec.gov. Our Common Stock is traded on the over-the-counter bulletin board maintained by Nasdaq.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     We hereby incorporate by reference into this Prospectus the following documents previously filed with the Commission:


          1. The Company's Annual Report on Form 10-KSB for the year ended December 31, 2000, as amended by Amendment No. 1 filed on June 7, 2001 and Amendment No. 2 filed on July 13, 2001.

          2.   The Company's Report on Form 10-QSB filed on May 15, 2001

          3.   The Company's Report on Form 10-QSB filed on August 17, 2001

          4.   The Company's Report on Form 10-QSB filed on November 13, 2001

          5.   The Company's Report on Form 8-K/A filed on November 6, 2000.

          6.   The Company's Report on Form 8-K/A filed on September 20, 2001.

     All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering are deemed incorporated by reference in this Prospectus and are a part of this Prospectus from the date of the filing of such documents. See "Additional Information". Any statement contained in a document incorporated or deemed to be incorporated in this Prospectus by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     We will provide without charge to each person to whom this Prospectus is delivered, upon request of any such person, a copy of any of the foregoing documents incorporated in this Prospectus by reference, other than exhibits to such documents not specifically incorporated by reference. Written or telephone requests should be directed to our President at our principal executive offices:
Go Online Networks Corporation, 5681 Beach Boulevard, Suite 101/100, Buena Park, California 90621; telephone number: (714)736-9888

                                  RISK FACTORS

     Any investment in our common stock involves a high degree of risk. You should consider carefully the following information, together with the other information contained in this prospectus/information statement, before you decide to acquire our common stock. If any of the following events actually occurs, our business, financial condition or results of operations would likely suffer. In this case, the market price of our common stock could decline, and you could lose all or part of your investment in our common stock.

     Our businesses have existed for only a short period of time and therefore investors cannot assess any historical success or failures when investing in those businesses. Our executive officers commenced our major lines of business -- our Go Online kiosk businesses and our Digital West business -- relatively recently. Accordingly, you can evaluate our business, and therefore our future prospects, based only on a limited operating history.

     Because we have never been profitable and we do not know when, if ever, our business may become profitable, we may not have perceived value to the stock markets. We have incurred losses in our business operation since our inception. We expect to continue to lose money for the foreseeable future, and we cannot be certain when we will become profitable, if at all. Failure to achieve and maintain profitability would almost certainly negatively affect the market price of our common stock.

     Our auditors have stated that they have doubts about our ability to continue as a going concern which makes our ability to survive even for the short-term dependent on financings and the success of our business. Our auditors in their report included in this Prospectus have expressed doubt about our ability to continue as a going company. That risk is primarily dependent on our ability to raise sufficient money to undertake our business plan. If we do not continue as a business, any stock you buy from us would be worth substantially less.

     We may be unable to meet our capital requirements which may slow down or curtail our business plans. If our capital is insufficient to conduct our business and if we are unable to obtain needed financing, we will be unable to grow our Digital West business prospects, build and place sufficient kiosks or otherwise maintain our competitive position. Since we intend to rapidly develop our Digital West business and since we desire to place internet kiosks rapidly to get market share, it is certain that we will require additional capital. We have not thoroughly investigated whether this capital would be available, who would provide it, and on what terms. If we are unable to raise the capital required to fund our growth, on acceptable terms, we could not move forward with these growth opportunities which would negatively impact on our market value.

     All of our divisions have competition and we could consequently lose substantial revenue and customers to our competitors. The technology markets are rapidly evolving and extremely competitive, with very few barriers to entry.

We expect competition to intensify in the future. We will compete with many other companies which either offer the same types of merchandise or provide the same or a similar type of sales format to customers. These larger companies have sometimes driven smaller companies out of business.

     Our internet kiosk division competes on a national scale with other internet kiosk competitors and other competitors for services to hotel guests. There are numerous other potential competitors that could use their existing infrastructure to provide internet services to the lodging industry, including franchised cable operators, wireless cable operators, telecommunications companies, major technology companies and DBS providers.

     Our internet kiosk division operates in the hotel industry which has seen significant and substantial decrease in business subsequent to the terrorist attacks on September 11, 2001. This decrease in business may make our kiosk business unprofitable.

     The market for Digital West's products is large but fragmented. Competition in the industry is widespread and comes from other independent distributors that are not affiliated with an OEM, as well as from the OEMs themselves. When OEMs act as distributors, they typically distribute only their own products. Independent distributors typically distribute a variety of manufacturers' parts. Among Digital West's major independent competitors is The Cerplex Group, PC Service Source., Genicom Corp. and Service Electronics. Certain of these competitors, such as the OEMs, are large and have substantially greater financial and other resources than Digital West.

     Dependence on the lodging industry and changes in viewing habits for our kiosk business could hurt our profitability. Our kiosk business is closely linked to the performance of the lodging industry. Declines in hotel occupancy or changes in the mix of hotel guests as a result of general business, economic, seasonal and other factors can have a significant impact on our kiosk revenues.

     Reliance on kiosk providers may delay delivery of our kiosks. We currently rely upon suppliers who developed and who manufactures our internet kiosks and we outservice other kiosks through specialty vendors to create our privately developed Go Online kiosk. The loss of these suppliers could slow our ability to deliver kiosks in accordance with our hotel contracts and consequently could hurt our relationships with those hotels and our revenues would decrease. While we believe that we could find other suppliers who could manufacture our kiosks or manufacture our kiosks ourselves, we may incur increased costs and require additional time to deliver those kiosks.

                                 USE OF PROCEEDS

         The Company will not receive any proceeds from the sale of the shares offered by the Selling Securityholders.

                             SELLING SECURITYHOLDERS

         The shares of Common Stock being offered by the Selling Securityholders were issued to them in connection with the following transactions:

     -     The  Company  sold  $500,000 in  8%  Convertible  Debentures  due May
3, 2003 (the "Debentures") to Laurus Master Fund, Ltd. The Debentures are convertible at the lower of 80% of the average of the ten lowest closing prices for Go Online's common stock for the thirty trading days prior to the Closing Date of the Debentures (which was $0.0439 per share) or 80% of the average of the ten lowest closing bid Prices for Go Online's common stock for the sixty trading days prior to the Conversion date. We are registering in this registration statement a total of 200% of the number of shares into which we estimate the Debentures would be converted if they were converted at the current market price. Laurus Master Fund, Ltd. cannot convert the Convertible Debenture at any time if conversion would result in their holding more than 4.99% of our issued and outstanding common stock.

     Laurus Master Fund, Ltd. was also issued a warrant to purchase 1,000,000 shares of common stock at 110% of the average of the three lowest closing bid prices of the ten closing bid prices of our common stock prior to closing on May 3, 2001. The warrant exercise price was $0.06196 per share. The warrants are exercisable until May 3. 2006. The common stock underlying such warrants is not being registered in this registration statement.

     None of the Selling Shareholders has or has had any material relationship with Go Online or any of its officers or directors prior to entering into the Convertible Debenture transaction.

     The following tables set forth certain information with respect to each Selling Securityholder for whom we are registering securities for resale to the public. Beneficial ownership of the Common Stock by such Selling Securityholders after this offering will depend on the number of shares of Common Stock sold by each Selling Securityholder.

The following Selling Securityholders own outstanding shares of Common Stock:

                                     NUMBER OF OUTSTANDING
                                     SHARES OFFERED           SHARES OWNED     PERCENTAGE OWNED
NAME OF SELLING SECURITYHOLDER       BY THIS PROSPECTUS       AFTER OFFERING   AFTER OFFERING
- ------------------------------     ---------------------    --------------   ----------------
Laurus Master Fund, Ltd.
  (upon conversion of debentures)       22,279,044                 0                0%

                              PLAN OF DISTRIBUTION

      Sales of the shares of Common Stock by the Selling Securityholders may be effected from time to time in transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, through the writing of options on the Common Stock or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, or at negotiated prices. The Selling Securityholders may effect such transactions by selling the shares of Common Stock directly to purchasers or through broker-dealers that may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of shares of Common Stock for whom such broker-dealers may act as agents or to whom they sell as principals, or both. Such compensation as to a particular broker-dealer might be in excess of customary commissions.

     The Selling Securityholders and any broker-dealers that act in connection with the sale of the shares of Common Stock as principals may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any commissions received by them and any profit on the resale of the shares of Common Stock earned by them as principals might be deemed to be underwriting discounts and commissions under the Securities Act. The Selling Securityholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares of Common Stock against certain liabilities, including liabilities under the Securities Act. The Company will not receive any proceeds from the sale of the shares of Common Stock.

     The shares of Common Stock are offered by the Selling Securityholders on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. We have agreed to pay all expenses incurred in connection with the registration of the shares offered by the Selling Securityholders except that the Selling Securityholders are exclusively liable to pay all commissions, discounts and other payments to broker-dealers incurred in connection with their sale of Common Stock.

            LIMITATION ON LIABILITY AND INDEMNIFICATION OF DIRECTORS

     The laws of the State of Delaware and our corporate bylaws provide for indemnification of our directors and officers for liabilities and expenses that they may incur while acting in such capacities. In general, our directors and officers are indemnified for actions they take in good faith and in a manner reasonably believed to be in, or not opposed to, our best interests. With respect to criminal actions or proceeds, they are indemnified if they had no reasonable cause to believe their actions were unlawful. In addition, their liability is limited by our Articles of Incorporation.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Go Online pursuant to the foregoing provisions, Go Online has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                  LEGAL MATTERS

     The validity of the Common Stock being offered hereby will be passed upon by Cutler Law Group, 610 Newport Center Drive, Suite 800, Newport Beach,
California 92660. Cutler Law Group owns 3,110,000 shares of the Company's Common Stock.

                                     EXPERTS

     The financial statements of Go Online as of December 31, 2000 and 1999, included in this prospectus/information statement have been so included in reliance on the report of Miller & McCollom, certified public accountants, given on the authority of said firm as experts in auditing and accounting.

No  dealer, salesman or any other person
has  been  authorized  by  Go  Online to
give  any  information  or  to  make any
representations    other    than   those
contained    in   this   Prospectus   in
connection   with   the   offering  made
hereby,  and  if  given  or  made,  such
information  or  representations may not
be relied upon.  The Prospectus does not
constitute  an  offer  to  sell  or  the       GO ONLINE NETWORKS CORPORATION
solicitation  of an  offer  to  buy  any
securities other than those specifically
offered hereby or an offer to sell, or a
solicitation  of an offer to buy, to any
person in any jurisdiction in which such
offer or sale would be unlawful. Neither
the delivery  of this Prospectus nor any
sale  made  hereunder  shall  under  any
circumstances   create  any  implication
that there has been no change in the affairs of Go Online since the dates as of which information is furnished or since the date of this Prospectus.

            -----------------                     -------------------------
                                                         PROSPECTUS
                                                  -------------------------

            TABLE OF CONTENTS

                                    Page

ADDITIONAL INFORMATION..................3

INCORPORATION OF CERTAIN DOCUMENTS BY
REFERENCE...............................3

RISK FACTORS............................4

USE OF PROCEEDS.........................6

SELLING SHAREHOLDERS....................6              DECEMBER 14, 2001

PLAN OF DISTRIBUTION....................7

LIMITATION ON LIABILITY AND
INDEMNIFICATION OF DIRECTORS............7

LEGAL MATTERS...........................8

EXPERTS  ...............................8

======================================== =======================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  Other Expenses Of Issuance And Distribution

      The following table sets forth the expenses, other than any underwriting discounts or commissions, payable in connection with the distribution of the shares being registered. All expenses incurred are in connection with the registration. All amounts shown are estimates except for the SEC registration fee.



                  SEC Registration Fee                   $     156.25
                  Blue Sky Fees and Expenses             $       0.00
                  Printing and Engraving Expenses        $       0.00
                  Accounting Fees and Expenses           $     500.00
                  Legal Fees and Expenses                $  10,000.00
                  Registerar and Transfer Agent's Fees
                  and Expenses                           $       0.00
                  Miscellaneous Expenses                 $     343.75
                                                         ------------
                           Total                         $  11,000.00
                                                         ============


ITEM 15.  Indemnification Of Directors And Officers

     The laws of the State of Delaware and our corporate bylaws provide for indemnification of our directors and officers for liabilities and expenses that they may incur while acting in such capacities. In general, our directors and officers are indemnified for actions they take in good faith and in a manner reasonably believed to be in, or not opposed to, our best interests. With respect to criminal actions or proceeds, they are indemnified if they had no reasonable cause to believe their actions were unlawful. In addition, their liability is limited by our Articles of Incorporation.

     We  do  not  currently  have  a policy of directors and officers insurance.

ITEM 16.  Exhibits

*              4.1  Subscription Agreement, dated as of  May  3,  2001,
                    between Go Online Networks Corporation and Laurus Master Fund, Ltd.

*              4.2  Convertible Debenture, dated as of  May  3, 2001, issued by Go Online Networks Corporation to Laurus Master
                    Fund, Ltd.

*              4.3  Warrant, dated as of May  3, 2001, issued by Go Online
                    Networks Corporation to Laurus Master Fund, Ltd.

*              4.4  Funds Escrow Agreement, dated as of May  3,  2001, among
                    Go Online Networks Corporation, Laurus Master Fund, Ltd. and Barry Deonarine, Esq.

*              4.5  Security Agreement, dated as of  May  3, 2001, between
                    Go Online Networks Corporation and Laurus Master Fund,
                    Ltd.

*              5.1  Opinion of Cutler Law Group

               23.1 Consent of Cutler Law Group (contained in Exhibit 5)

               23.2 Consent of Miller & McCollom, independent accountants


- ------------------
*Previously filed

ITEM 17.  Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
         Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described under Item 15, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned thereto duly authorized, in the City of Buena Park, State of California, on December 14, 2001.


     Go  Online  Networks  Corporation


     By:      /s/  Joseph  M.  Naughton
             ----------------------------------
              Joseph  M.  Naughton
              President and Chief Executive Officer

    Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


   /s/   Joseph  M.  Naughton      Chief  Executive  Officer  and Director
-----------------------------      (principal financial and accounting officer)
Joseph  M.  Naughton


   /s/   Joseph M. Naughton*       Director; President of AMS Acquisition Corp.
----------------------------
Scott  Claverie


   /s/   Joseph M. Naughton*       Director;  Secretary
----------------------------
James  Cannon


*Under power of attorney